Exhibit 99.1 News For Immediate Release

Black Stone Minerals, L.P. Announces Intention to Launch Cash Tender Offer
to Repurchase up to 100% of its Series A Preferred Units

HOUSTON, October 20, 2015 (BUSINESS WIRE) – Black Stone Minerals, L.P. (NYSE: BSM) (“Black Stone Minerals,” “BSM,” or the “partnership”) announced today that it intends to commence a cash tender offer to purchase up to 100% of the 117,963 outstanding Series A Preferred Units (the “preferred units”) from its preferred unitholders at the units’ par value of $1,000.00 per preferred unit, plus unpaid accrued yield. The partnership intends to fund the tender offer with cash on hand and funds available under its revolving credit facility. Black Stone Minerals expects to commence the proposed tender offer during the week of November 2, 2015.

Thomas L. Carter, Jr., Chairman, President, and CEO of BSM, said, “The proposed tender offer reflects our continued focus on maximizing the cash available for distribution to our common and subordinated unitholders. We expect that financing a tender offer for the preferred units, which yield 10%, with borrowings under our revolving credit facility at a cost of approximately 2% would result in significant cash savings through the end of 2018 if all the preferred units were to be tendered. In addition, any tender of preferred units avoids the corresponding dilution to existing common and subordinated unitholders that would otherwise occur with the mandatory conversion over time of those preferred units into common and subordinated units. Pending the outcome of our fall borrowing base redetermination, we have approximately $570 million of borrowing capacity currently available to us under our revolving credit facility, and we believe that the proposed tender will be an efficient use of our capital without limiting our ability to pursue accretive acquisitions.”

Information Regarding the Proposed Tender Offer

Black Stone Minerals intends to offer to purchase up to 100% of its 117,963 preferred units at their par value of $1,000.00 per preferred unit plus unpaid accrued yield. The partnership expects to commence the tender offer during the first week of November, and the tender offer will remain open for at least twenty business days following the date of the commencement of the offer.

The tender offer will not be conditioned upon any minimum number of units being tendered. Tendering unitholders may tender all or a portion of their preferred units and will receive the purchase price in cash, less applicable withholding taxes, subject to the conditions of the tender offer. These conditions, tendering instructions, and a complete explanation of the tender offer’s terms and conditions will be described in the Offer to Purchase, the related Letter of Transmittal, and other materials relating to the tender offer that will be distributed to the preferred unitholders upon commencement of the offer.

While the Board of Directors of BSM’s general partner has authorized the partnership to make the tender offer, neither the partnership, its general partner, nor its general partner’s Board of Directors make any recommendation to any preferred unitholder whether to tender or refrain from tendering any preferred units. Nor has BSM authorized any other person to make any recommendation. Preferred unitholders must decide whether to tender their preferred units and, if so, how many preferred units to tender. In doing so, preferred unitholders should carefully evaluate all of the information in the tender offer documents, when available, before making any decision with respect to the tender offer and should consult their own financial and tax advisors.

The discussion of the tender offer contained in this press release is for informational purposes only and is not an offer to purchase, nor the solicitation of an offer to sell, any of BSM’s preferred units. The anticipated tender offer described in this press release has not yet commenced, and while the partnership intends to commence the tender offer within a reasonable time and complete the tender offer, there can be no assurances that the partnership will commence or complete the tender offer on the terms described in this press release, or at all. If the partnership commences the offer, the offer to purchase and solicitation of preferred units will be made only pursuant to an Offer to Purchase, the related Letter of Transmittal, and other related materials, as they may be amended or supplemented. The Offer to Purchase, related Letter of Transmittal, and other related materials will be distributed to the preferred unitholders upon commencement of the tender offer. Preferred unitholders should read those materials carefully when they become available before making any decisions with respect to the tender offer because they will contain important information, including instructions on how to tender the preferred units. BSM will also file a Tender Offer Statement on Schedule TO (the “Tender Offer Statement”) with the Securities and Exchange Commission (the “SEC”). The Tender Offer Statement, including the Offer to Purchase, the related Letter of Transmittal, and other related materials, as well as any amendments or supplements, will be available to preferred unitholders for no charge on the SEC's website (www.sec.gov). Preferred unitholders may also obtain a copy of these documents, as well as any other documents that Black Stone Minerals has filed with the SEC, without charge, by contacting BSM or through its website at www.blackstoneminerals.com.

Forward-Looking Statements

This news release includes forward-looking statements. All statements, other than statements of historical facts, included in this news release that address activities, events, or developments that Black Stone Minerals expects, believes, or anticipates will or may occur in the future are forward-looking statements. Terminology such as “will,” “may,” “should,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms, or other comparable terminology often identify forward-looking statements. Except as required by law, Black Stone Minerals undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by these cautionary statements. These forward-looking statements involve risks and uncertainties, many of which are beyond the control of Black Stone Minerals, which may cause the partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the partnership’s ability to execute its business strategies;

•	the volatility of realized oil and natural gas prices;

•	the level of production on the partnership’s properties;

•	regional supply and demand factors, delays, or interruptions of production;

•	the partnership’s ability to replace its oil and natural gas reserves; and

•	the partnership’s ability to identify, complete, and integrate acquisitions.

About Black Stone Minerals, L.P.

Black Stone Minerals is one of the largest owners of oil and natural gas mineral interests in the United States.  The partnership owns mineral interests and royalty interests in over 40 states and 60 onshore basins in the continental United States.  The partnership also owns and selectively participates in non-operating working interests in established development programs, primarily on its mineral and royalty holdings.  The partnership expects that its large, diversified asset base and long-lived, non-cost-bearing mineral and royalty interests will result in production and reserve growth, as well as increasing quarterly distributions to its unitholders.

Contact

Brent Collins

Vice President, Investor Relations

Telephone: (713) 445-3200

investorrelations@blackstoneminerals.com

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